UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

      PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934


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[ ]    Definitive Proxy Statement
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[X]    Definitive Additional Materials
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[ ]    Soliciting Material Pursuant to Section 240.14a-12
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                                  GENCORP INC.
                (Name of Registrant as Specified In Its Charter)

                               PIRATE CAPITAL LLC
                               JOLLY ROGER FUND LP
                          JOLLY ROGER OFFSHORE FUND LTD
                   JOLLY ROGER ACTIVIST PORTFOLIO COMPANY LTD
                              MINT MASTER FUND LTD.
                              THOMAS R. HUDSON JR.
                                 DAVID A. LORBER
                                 TODD R. SNYDER
                                 ROBERT C. WOODS
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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PRESS RELEASE

MARCH 29, 2006                                             FOR IMMEDIATE RELEASE

                     GENCORP (NYSE: GY) AGREES IN OHIO COURT
                       TO ABANDON ITS THREAT TO INTERFERE
                WITH PIRATE CAPITAL VOTING OF SHARES AND PROXIES

     PIRATE CAPITAL ACCOMPLISHES ITS GOAL OF PROTECTING THE SHAREHOLDER VOTE


NORWALK, CONNECTICUT, MARCH 29, 2006 - PR Newswire - Pirate Capital LLC announced that GenCorp Inc. agreed in Ohio court yesterday to abandon its threat to interfere with Pirate Capital's voting of shares and proxies at the 2006 annual meeting of GenCorp shareholders. GenCorp had previously threatened Pirate Capital in written correspondence on February 14, 2006 that it would attempt to apply the Ohio Control Share Acquisition Act to Pirate's acquisition and voting of GenCorp shares in connection with the meeting. Yesterday, GenCorp stipulated in court that the Act does not apply to the solicitation, acquisition or voting of shares by Pirate Capital in connection with the meeting and that GenCorp would not attempt to invoke the Act in connection with the conduct of the meeting or the counting of votes at the meeting. As a result of GenCorp's stipulation, Pirate Capital agreed to voluntarily dismiss its lawsuit, without prejudice. In connection with Pirate Capital's voluntary dismissal of the lawsuit, the motion for preliminary injunction was denied. This successfully resolves the litigation that Pirate Capital filed last month in the Court of Common Pleas, Cuyahoga County, Ohio, seeking declaratory and injunctive relief to prevent GenCorp from carrying out its threat to invoke the Act in an effort to defeat Pirate Capital's proxy solicitation.

Thomas R. Hudson Jr., Managing Member of Pirate Capital, said, "We view GenCorp's capitulation as a victory not just for Pirate Capital, but for all GenCorp shareholders. On behalf of all GenCorp shareholders, we have accomplished our goal of preventing GenCorp from attempting to invoke inapplicable provisions of Ohio law in an effort to silence its shareholders and thwart a legitimate shareholder vote. In my view, this resolution helps ensure that the voice of the shareholders, who are the true owners of the company, will be heard at the 2006 annual meeting."

CONTACT:
Pirate Capital LLC                               D.F. King & Co., Inc.
David A. Lorber                                  Richard H. Grubaugh
Phone:  (203) 854-1100                           Phone:  (212) 493-6950


PIRATE CAPITAL LLC, JOLLY ROGER FUND LP, JOLLY ROGER OFFSHORE FUND LTD, JOLLY ROGER ACTIVIST PORTFOLIO COMPANY LTD, MINT MASTER FUND LTD AND THOMAS R. HUDSON JR., TOGETHER WITH THEIR NOMINEES DAVID A. LORBER, TODD R. SNYDER AND ROBERT C. WOODS (THE "PIRATE CAPITAL GROUP"), FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 16, 2006 RELATING TO THEIR SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF GENCORP INC. WITH RESPECT TO THE 2006 ANNUAL MEETING OF SHAREHOLDERS. INFORMATION REGARDING THE PIRATE CAPITAL GROUP AS PARTICIPANTS IN THE SOLICITATION IS CONTAINED IN THE PROXY STATEMENT. THE PROXY STATEMENT MAY BE OBTAINED WITHOUT CHARGE FROM THE SEC'S WEBSITE AT AND HAS BEEN DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT MARCH 16, 2006. SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT IN FULL BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE SOLICITATION BY THE PIRATE CAPITAL GROUP. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PIRATE CAPITAL GROUP'S PROXY SOLICITOR, D.F. KING & CO., INC. AT (888) 887-0082.